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                                                                 EXHIBIT 99.1


      Nextel Successfully Completes $700 Million Notes Private Placement

     McLEAN, Va., October 15, 1997 -- Nextel Communications, Inc. (NASDAQ:
NXTL) today announced that it has set the terms of a private placement of 9 3/4% Senior Serial Redeemable Discount Notes due 2007 generating gross proceeds of $700 million. Net proceeds of the offering are intended to be used for general corporate purposes, including the refinancing of a portion of the company's outstanding indebtedness.

     The 9 3/4% Senior Serial Redeemable Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of such Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the 9 3/4% Senior Serial Redeemable Discount Notes.

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